EXHIBIT 21

List Of Subsidiaries

Optimal Payments Inc., a Canadian corporation
4295382 Canada Inc. (formerly FireCash Ltd.), a Canadian corporation

Optimal Payments Holdings Limited, an English corporation
Optimal Payments Limited, an English corporation
Optimal Payments Corp., a Delaware corporation
Micro Tempus Corporation, a Delaware corporation
3507637 Canada Inc., a Canadian corporation

Online Processing Limited, an Israeli corporation

Optimal Payments (Ireland) Limited (formerly FireOne Group plc), an Irish corporation

OG Processing Services Holdings, an Irish corporation

4287258 Canada Inc., a Canadian corporation

FPA Processing Services Inc., a New Brunswick corporation

op2pay Ltd. (formerly FirePay Ltd.),a Bermuda corporation

FirePay UK Limited, an English corporation

Optimal Acquisition Inc., a Canadian corporation

WowWee Canada Inc., a Canada corporation

WowWee USA, Inc., a Delaware corporation

Optimal Robotics USA, LLC, a Delaware Limited Liability Company

OR Holdings Limited, a Bermuda corporation

WowWee Group Limited, a Hong Kong corporation